                                                                   As amended

                                                                   2/5/82
                                                                   10/15/82
                                                                   9/17/85

                                    BY-LAWS
                                    -------

                                      OF
                                      --

                         TRUSTFUNDS LIQUID ASSET TRUST
                         -----------------------------

          Section 1.  Agreement and Declaration of
                      Trust and Principal Office
          ----------------------------------------

1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the
    ----------------------------------
Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of TRUSTFUNDS LIQUID ASSET TRUST, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

1.2 Principal Office of the Trust. The principal office of the Trust shall be
    -----------------------------
located in Boston, Massachusetts.


                            Section 2. Shareholders
                            -----------------------

2.1 Meetings. A meeting of the shareholders of the Trust or by any one or more
    --------
series of shares may be called at any time by the Trustees, by the president or, if the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under the Declaration of Trust to vote in the aggregate and not by individual series at such meeting, or of any series, if shareholders of such series are entitled under the Declaration of Trust to vote by individual series at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place,date, hour and purposes of the meeting.

2.2 Place of Meetings. All meetings of the shareholders shall be held at the
    -----------------
principal office of the Trust, or to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the president of the Trust.

2.3 Notice of Meetings. A written notice of each meeting of shareholders,
    ------------------
stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.4 Ballots. No ballot shall be required for any election unless requested by a
    -------
shareholder present or represented at the meeting and entitled to vote in the election.

2.5 Proxies. Shareholders entitled to vote may vote either in person or by proxy
    -------
in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                              Section 3. Trustees
                              -------------------

3.1 Committees and Advisory Board. The Trustees may appoint from their number an
    -----------------------------
executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified or until the advisory board is sooner abolished by the Trustees.


3.2 Regular Meetings. Regular meetings of the Trustees may be held without call
    ----------------
or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

3.3 Special Meetings. Special meetings of the Trustees may be held at any time
    ----------------
and at any place designated in the call of the meeting when called by the Chairman of the Board, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.4 Notice. It shall be sufficient notice to a Trustee to send notice by mail at
    ------
least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5 Quorum. At any meeting of the Trustees one-third of the Trustees than in
    ------
office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                        Section 4. Officers and Agents
                        ------------------------------

4.1 Enumeration; Qualification. The officers of the Trust shall be a president,
    --------------------------
a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2 Powers. Subject to the other provisions of these By-Laws, each officer shall
    ------
have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

4.3 Election. The president, the treasurer and the secretary shall be elected
    --------
annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time.

4.4 Tenure. The president, the treasurer and the secretary shall hold office
    ------
until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5 President and Vice Presidents. The president shall be the chief executive
    -----------------------------
officer of the Trust. The president shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. Any vice president shall have such duties and powers as shall be designated from time to time by the Trustees.

4.6 Chairman of the Board. If a Chairman of the Board of Trustees is elected,
    ---------------------
he shall have the duties and powers specified in these bylaws and, except as the Trustees shall otherwise determine, preside at all meetings of the stockholders and of the Trustees at which he or she is present and have such other duties and powers as may be determined by the Trustees.

4.7. Treasurer and Controller. The treasurer shall be the chief financial
     ------------------------
officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the president. If at any time there shall be no controller, the treasurer shall also be the chief accounting officer of the Trust and shall have the duties and power prescribed herein for the controller. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

The controller, if any be elected, shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The Controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

4.8 Secretary and Assistant Secretaries. The secretary shall record all
    -----------------------------------
proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders of Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

                     Section 5. Resignations and Removals
                     ------------------------------------

Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officers, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                             Section 6. Vacancies
                             --------------------

A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

                   Section 7. Shares of Beneficial Interest
                   ----------------------------------------

7.1 Share Certificates. No certificate certifying the ownership of shares shall
    ------------------
be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

7.2 Loss of Certificates. In the case of the alleged loss or destruction or the
    --------------------
mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

7.3 Discontinuance of Issuance of Certificates. The Trustees may at any time
    ------------------------------------------
discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                            Section 8. Record Date
                            ----------------------

The Trustees may fix in advance a time, which shall not be more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.


                                Section 9. Seal
                                ---------------

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts" together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                        Section 10. Execution of Papers
                        -------------------------------

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                            Section 11. Fiscal Year
                            -----------------------

Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on September 30 in each year.


                    Section 12. Provisions Relating to the
                                Conduct of the Trust's Business
                    -------------------------------------------

12.1 Dealings with Affiliates. The Trust shall not purchase or retain securities
     ------------------------
issued by any issuer if one or more of the holders of the securities of such issuer or one or more of the officers or directors of such issuer is an officer or Trustee of the Trust or officer or director of any organization, association or corporation with which the Trust has an investment advisor's contract ("investment advisor"), if to the knowledge of the Trust one or more of such officers or Trustees of the Trust or such officers or directors of such investment advisors owns beneficially more than one-half of one percent of the shares or securities of such issuer and such officers, Trustees and directors owning more than one-half of one percent of such shares or securities together own beneficially more than five percent of such outstanding shares or securities. Each Trustee and officer of the Trust shall give notice to the secretary of the identity of all issuers whose securities are held by the Trust of which such officer or Trustee owns as much as one-half of one percent of the outstanding securities, and the Trust shall not be charged with the knowledge of such holdings in the absence of receiving such notice if the Trust has requested such information not less often than quarterly.

Subject to the provisions of the preceding paragraph, no officer, Trustee or agent of the Trust and no officer, director or agent of any investment advisor shall deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a material financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or financially interested in any investment advisor to the Trust or in any corporation, firm or association which may at any time have a distributor's or principal underwriter's contract with the Trust; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 for any Rule or Regulation thereunder and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is an officer or Trustee of the Trust or an officer or director of the investment advisor, manager or principal underwriter of the Trust; (c) employment of legal counsel, registrar, transfer agent, shareholder services, dividend disbursing agent or custodian who is, or has a partner, stockholder, officer or director who is, an officer or Trustees of the Trust; (d) sharing statistical, research and management expenses, including office hire and services, with any other company in which an officer or Trustee of the Trust is an officer or director or financially interested.

12.2 Dealing in Securities of the Trust. The Trust, the investment advisor, any
     ----------------------------------
corporation, firm or association which may at any time have an exclusive distributor's or principal underwriter's contract with the Trust (the "distributor") and the officers and Trustees of the Trust and officers and directors of every investment advisor and distributor, shall not take long or short positions in the securities of the Trust, except that:

      (a) the distributor may place orders with the Trust for its shares equivalent to orders received by the distributor;

      (b) shares of the Trust may be purchased at not less than net asset value for investment by the investment advisor and by officers and directors of the distributor, investment advisor, or the Trust and by any trust, pension, profit-sharing or other benefit plan for such persons, no such purchase to be in contravention of any applicable state or federal requirement.

12.3 Limitation on Certain Loans. The Trust shall not make loans to any officer,
     ---------------------------
Trustee or employee of the Trust or any investment Advisor or distributor or their respective officers, directors or partners or employees.

12.4 Custodian. All Securities and cash owned by the Trust shall be maintained
     ---------
in the custody of one or more banks or trust companies having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (any such bank or trust company is hereinafter referred to as the "custodian"); provided, however, the custodian may deliver securities as collateral on borrowings effected by the Trust, provided, that such delivery shall be conditioned upon receipt of the borrowed funds by the custodian except where additional collateral is being pledged on an outstanding loan and the custodian may deliver securities lent by the Trust against receipt of initial collateral specified by the Trust. Subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, the Trust may, or may permit any custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities operated by the Federal Reserve Banks, or established by a national securities exchange or national securities association registered with said Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by said Commission, pursuant to which system all securities of any particular class or series of any issue deposited with the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

The Trust shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

      (a) in the case of such resignation or inability to serve use its best efforts to obtain a successor custodian;

      (b) require that the cash and securities owned by this corporation be delivered directly to the successor custodian; and

      (c) in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by this Trust otherwise than to a successor custodian, the question whether or not this Trust shall be liquidated or shall function without a custodian.

12.5  Limitations on Investment. The Trust shall not:
      -------------------------

      (a) Invest in securities other than those described in the Trust's then current prospectus as appropriate for the series of shares for which such securities are being purchased, except that the Trust may make temporary investments for any series of shares in notes issued by or on behalf of municipal or corporate issuers, obligations of the United States Government and its agencies or instrumentalities, and any such items subject to short-term repurchase agreements.

      (b) Purchase securities of any issuer (except the United States Government, its agencies and instrumentalities and any security guaranteed thereby) if as a result more than 5% of the total assets of any series of shares (based on their current value at the time of investment) would be invested in the securities of such issuer.

      (c) Invest in companies for the purpose of exercising control.

      (d) Purchase any securities which would cause more than 25% of the total assets of any series of shares, based on current value at the time of such purchase, to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in (i) banks, and (ii) obligations issued or guaranteed by the United States Government, its agencies and instrumentalities. Neither business credit, personal credit and industrial credit finance companies as a group nor utility companies as a group are considered a single industry for purposes of this limitation.

      (e) "Purchase or sell real estate, commodities or commodities contracts. However, subject to the permitted investments of any series of shares, the Trust may purchase obligations issued by companies which invest in real estate, commodities or commodities contracts."

      (f) Purchase securities on margin, make short sales of securities or maintain a short position, except that the Trust may obtain short-term credits as necessary for the clearance of security transactions.

      (g) Borrow money in any series of shares except for temporary or emergency purposes of that series, and then only in an amount not exceeding 10% of the value of the total assets of that series of shares. The Trust will repay all borrowings in a particular series of shares before making additional investments for that series.

     (h) Make loans, except that any series of shares may purchase or hold debt instruments in accordance with its investment objective and policies, and may enter into repurchase agreements; provided that repurchase agreements maturing in more than seven days are not to exceed 10% of the total assets of any series of shares.

     (i) Pledge, mortgage or hypothecate the assets of any series of shares except to secure temporary borrowings permitted by (g) above in aggregate amounts not to exceed 10% of the total assets of that series at the time of the incurrence of such loan, taken at market value.

     (j) Act as an underwriter of securities of other issuers, except as it may be deemed an underwriter in selling shares of any series.

     (k) Purchase securities of other investment companies except as permitted by the Investment Company Act of 1940 and the rules and regulations thereunder, and in any event may not purchase securities of other open-end investment companies.

     (l) Issue senior securities (as defined in the Investment Company Act of 1940), except as permitted by (g) above or by rule, regulation or order of the Securities and Exchange Commission.

     (m) Purchase or retain securities of an issuer if, to the knowledge of the Trust, an officer, trustee, partner or director of the Trust or of any investment advisor of the Trust owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

     (n) Purchase securities of any company which has (with predecessors) a record of less than three years' continuing operations, if as a result more than 5% of the total assets of any series of shares (taken at current value) would be invested in such securities.

     (o) Purchase puts, calls, straddles, spreads or combinations thereof.

     (p) Invest in interests in oil, gas or other mineral exploration or development programs.

     (q) Invest in securities or other instruments (except for repurchase agreements) with legal or contractual restrictions on resale or for which no readily available market exists.

12.6 Reports to Shareholders; Distributions from Realized Gains. The Trust shall
     ----------------------------------------------------------
send to each shareholder of record at least annually a statement of the condition of the Trust and of the results of its operation, containing all information required by applicable laws or regulations.

                             Section 13. Amendments
                             ----------------------

These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees than in office at any meeting of the Trustees, or by one or more writings signed by the majority.